UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  April 22, 2011
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GYRODYNE COMPANY OF AMERICA, INC.
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(Exact name of Registrant as Specified in its Charter)

New York -------------	000-01684 ---------------	11-1688021 -----------------
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1 FLOWERFIELD, Suite 24
ST. JAMES, NEW YORK 11780
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(Address of principal executive
offices) (Zip Code)

(631) 584-5400
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Registrant’s telephone number,
including area code

N/A
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 22, 2011, the State of New York (the “State”) filed a reply brief with the Appellate Division of the Supreme Court, Second Department (the “Appellate Division”), in the case brought by Gyrodyne Company of America, Inc. (the “Company”) against the State relating to the condemnation of 245.5 acres of the Company’s Flowerfield property.

The reply brief was filed in connection with the State’s appeal following judgment of the Court of Claims (the “Court") entered on August 17, 2010 in favor of the Company for an additional $98,685,000 plus statutory interest from the date of the taking on November 2, 2005 through the date of payment, as well as the Court’s judgment entered on February 9, 2011 in favor of the Company for an additional $1,474,940.67 for fees and expenses incurred by the Company in this case.  The Company filed its brief with the Appellate Division on April 7, 2011, with respect to the foregoing judgments.  The State had previously filed its initial brief with the Appellate Division on March 7, 2011.

A copy of the State’s reply brief is attached to this Report as Exhibit 99.1 and is also available on the Company’s website at http://www.gyrodyne.com.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.                  Exhibit
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99.1                       Appellant’s Reply Brief filed by the State

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Stephen V. Maroney
Stephen V. Maroney
President and Chief Executive Officer

Date:	April 25, 2011